UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

FIRST NORTHWEST BANCORP
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/FNWB • • Cast your vote online • Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-256-0967 • • Use any touch-tone telephone • Have your Proxy Card ready Follow the simple recorded instructions MAIL • • Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/FNWB First Northwest Bancorp Annual Meeting of Shareholders For Shareholders of record as of March 25, 2022 TIME: Tuesday, May 24, 2022 at 4:00 PM, Pacific Time PLACE: 7 Cedars Hotel, 270756 Highway 101, Sequim, Washington 98382 or www.proxydocs.com/FNWB This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints the Proxy Committee of the Board of Directors of First Northwest Bancorp (“First Northwest”), and each of them, to act as attorneys and proxies for the undersigned, to vote all shares of First Northwest common stock that the undersigned is entitled to vote at the annual meeting of shareholders, to be held on May 24, 2022 at 4:00 p.m. (Pacific Time), live via the internet at www.proxydocs.com/FNWB. To access the meeting online, you must have the information that is printed in the shaded bar located above. The undersigned acknowledges receipt from First Northwest prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy Statement dated April 14, 2022 and the 2021 Annual Report of Shareholders. Directors This proxy on will the be reverse voted as side directed, . If any but other if no business instructions is presented are specified, at the annual this proxy meeting, will be this voted proxy in accordance will be voted with by the the recommendations proxies in their best of judgment our Board . At of the present time, the Board of Directors knows of no other business to be presented at the annual meeting. Notice to Participants in the First Northwest Bancorp Employee Stock Ownership Plan (“ESOP”) and First Fed Bank 401(k) Plan (“401(k) Plan”): Please be advised that each participant will be entitled to vote those shares allocated to his or her account. This proxy when properly executed will be voted as specified therein. If this voting instruction card is not properly completed and signed or if it is not timely received by the designated tabulator, shares allocated to a participant will be voted as follows: 401(k) Plan shares will be voted by the Trustee as directed by the Plan Administrator, and ESOP shares will be voted by the Trustee in the same proportion as shares for which the Trustee has received voting instructions. The proxies are authorized to vote upon such other matters as may properly come before the meeting. The deadline to provide voting instructions for the shares in the foregoing plans is Friday, May 20, 2022 at 4:00 p.m. (Pacific Time) You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Proxy Committee cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

First Northwest Bancorp Annual Meeting of Shareholders Please make your marks like this: Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4, AND 5. PROPOSAL 1. Election of one director to serve a two-year term and three directors to each serve a three-year term; 1.01 Gabriel S. Galanda for a two-year term 1.02 Sherilyn G. Anderson for a three-year term 1.03 Dana D. Behar for a three-year term 1.04 Cindy H. Finnie for a three-year term BOARD OF DIRECTORSYOUR VOTE RECOMMENDS FOR WITHHOLD FOR FOR FOR FOR FOR FOR FOR FOR FOR AGAINST ABSTAIN 2. Approval of the Amended and Restated Articles of Incorporation of First Northwest Bancorp to provide articles of for incorporation electing directors described annually in Proposal and other 3; updates not related to amendments to our 3. Approval of the Amended and Restated Articles of Incorporation of First Northwest Bancorp to provide for approval of amendments to our articles of incorporation by a majority of the outstanding shares and other updates not related to an amendment to elect directors annually described in Proposal 2; 4. An advisory (non-binding) vote to approve the compensation of our named executive officers, as disclosed in the Proxy Statement; and 5. accounting Ratification firm of the for appointment the year ending of Moss December Adams 31, LLP 2022 as our . independent registered public Check here if you would like to attend the meeting in person. You must register to attend the meeting online and/or participate at www.proxydocs.com/FNWB Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations or partnerships should provide full name of corporation or partnership and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date